FIFTH AMENDMENT
                     TO AMENDED AND RESTATED
                   LOAN AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of April 8, 1999, and entered into by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor-in-interest to BANKAMERICA BUSINESS CREDIT, INC.) ("Lender") and CLIMATE MASTER, INC. ("Climate Master"), INTERNATIONAL ENVIRONMENTAL CORPORATION ("IEC"), EL DORADO CHEMICAL COMPANY ("EDC") and SLURRY EXPLOSIVE CORPORATION ("Slurry") (Climate, IEC, EDC, and Slurry being collectively referred to herein as "Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 21, 1997 as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 12, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 1998, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 1998 (as so amended, the "Agreement");

     WHEREAS, two Events of Default have occurred under the Agreement;

     WHEREAS, the Borrower desires that the Lender waive the Events of Default and amend the Agreement in certain respects; and

     WHEREAS, the Lender is willing to waive the Events of Default and amend the Agreement subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                            ARTICLE I

                           Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. Amendment to Name of Lender. Effective as of April 1, 1999 Bank of America National Trust and Savings Association became the successor-in-interest to Bank America Business Credit, Inc. All references in the Agreement and in each Loan Document to "BankAmerica Business Credit, Inc." or "BABC" are now amended to refer to "Bank of America National Trust and Savings Association" which is the "Lender" under the Agreement and the other Loan Documents.

     Section 1.03. New Definition. The following definition is hereby added to the Agreement:

          "Early Termination Fee" means a single fee of $500,000 which shall be jointly and severally due and owing from the LSB Consolidated Borrowing Group if, prior to December 31, 2000, any of the LSB-Related Loan Agreements are terminated other than in accordance with their terms.

                            ARTICLE II

                            Amendments

     Section 2.01 Amendment to Section 9.16. Section 9.16 of the Agreement is hereby amended to read in its entirety as follows:

          "9.16     At all times (i) prior to the Automotive
     Termination Date and (ii) after the Automotive Termination Date but only if a Springing Covenant Event has occurred whereafter such financial covenant shall remain in effect until the termination of this Agreement, the following financial covenant shall be in effect:

          CCI Adjusted Tangible Net Worth.  The CCI Adjusted
     Tangible Net Worth will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal Years:

     Fiscal Quarters in the
     Following Fiscal Years                Amount
     ______________________                _______

     First Fiscal Quarter during
     Fiscal Year Ending
     December 31, 1999                  $14,500,000*

     Second Fiscal Quarter during
     Fiscal Year Ending
     December 31, 1999                  $19,500,000*

     Third Fiscal Quarter during
     Fiscal Year Ending
     December 31, 1999                  $21,500,000*

     Fourth Fiscal Quarter during
     Fiscal Year Ending
     December 31, 1999                  $23,500,000*


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
     Fiscal Quarters in the
     Following Fiscal Years                       Amount
     ______________________                       _______

     First Fiscal Quarter during Fiscal      The CCI Adjusted Tangible Net
     Year Ending December 31, 2000           Worth as of December 31, 1999
     and each Fiscal Quarter during          plus fifty percent (50%) of
     each Fiscal Year ending thereafter:     CCI's profits for the fiscal
                                             quarter then ending without
                                             taking into account any losses,
                                             plus all cash dividends to LSB
                                             from December 31, 1999."

*  Includes all Distributions to LSB made after January 1, 1999

     Section 2.02. Amendment to Section 9.17. Section 9.17 of the Agreement is hereby amended to read in its entirety as follows:

          "9.17 At all times (i) prior to the Automotive Termination Date and (ii) after the Automotive Termination Date but only if a Springing Covenant Event has occurred whereafter such financial covenant shall remain in effect until the termination of this Agreement, the following financial covenant shall be in effect:

          Debt Ratio. The ratio of Debt of the CCI Consolidated
     Group to the CCI Adjusted Tangible Net Worth will not be greater than the following ratios at the end of each of the Fiscal Quarters during the following Fiscal Years:

     Fiscal Quarters in the      1st        2nd        3rd      4th
     Following Fiscal Years    Quarter    Quarter    Quarter  Quarter
     ______________________   ________    _______    _______  _______
     Fiscal Year Ending
     December 31, 1999          10:1       7.6:1      6.9:1    6.3:1

     Fiscal Year Ending
     December 31, 1999 and     6.3:1       6.3:1      6.3:1    6.3:1

     Each Fiscal Quarter during each Fiscal Year ending thereafter: 6.3:1

     Section 2.03.  Amendment to Article 12.  Article 12 of the
Agreement is hereby amended to read in its entirety as follows:

          "12. TERM AND TERMINATION. The term of this Agreement shall extend until December 31, 2000 (the "Termination Date"). This Agreement shall automatically be renewed thereafter for successive terms of thirteen (13) months each, unless this Agreement is terminated as provided below. The Lender and the Borrower shall each have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term or any renewal periods if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) except as otherwise provided herein, it pays the Lender, on or prior to the effective date of termination, the Early Termination Fee if such termination is made prior

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
     to the Termination Date. The Lender may also terminate this Agreement without notice upon an Event of Default that has not been cured or other-wise waived to Lender's satisfaction. Upon the effective date of termina-tion of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral)."

                           ARTICLE III

                             Waivers

     Section 3.01.  Waiver of Events of Default.

          (a)  The Lender hereby waives the following Events of
Default: (i) the CCI Adjusted Tangible Net Worth for the Fiscal Quarter ending December 31, 1998 was less than $18,500,000, in breach of Section 9.16 of the Loan Agreement; and (ii) the CCI Consolidated Group's Debt Ratio for the Fiscal Quarter ending December 31, 1998 was greater than 7.75 to 1.0, in breach of
Section 9.17 of the Loan Agreement.

          (b) The foregoing waiver is only applicable to and shall only be effective to the extent described above. The waiver is limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power, or remedy of the Lender under the Loan Agreement (except as provided herein), or (iii) a waiver of any other Event of Default or Event which may exist under the Loan Agreement.

                           ARTICLE IV

          Ratifications, Representations and Warranties

     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

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

                            ARTICLE V

                       Conditions Precedent

     Section 5.01.  Conditions.  The effectiveness of this
Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

               (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

              (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral since January 31, 1999, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

             (iii) Other Documents. Borrower shall agree to execute and deliver such other documents and instruments including, but not limited to, UCC assignments reflecting "Bank of America National Trust and Savings Association" as assignee, as well as such record searches as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkes & Gilchrist, a Professional Corporation.

          (c) Amendment Fee. Borrower shall have paid to Lender a fee of $100,000.


                            ARTICLE VI

                          Miscellaneous

     Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this

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
Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08.  Headings.  The headings, captions and
arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or
(f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                          "BORROWER":

                          CLIMATE MASTER, INC.


                          By: /s/ Tony M. Shelby
                             ___________________________________
                              Tony M. Shelby
                              Vice President


                          INTERNATIONAL ENVIRONMENTAL
                          CORPORATION


                          By: /s/ Tony M. Shelby
                             ____________________________________
                              Tony M. Shelby
                              Vice President


                          EL DORADO CHEMICAL COMPANY


                          By: /s/ Tony M. Shelby
                             _____________________________________
                              Tony M. Shelby
                              Vice President


                          SLURRY EXPLOSIVE CORPORATION


                          By: /s/ Tony M. Shelby
                             ______________________________________
                              Tony M. Shelby
                              Vice President





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
                          "LENDER"

                          BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION


                          By: /s/ Michael J. Jasaitis
                             ____________________________________
                              Michael J. Jasaitis, Vice President



                                 9
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
                   CONSENTS AND REAFFIRMATIONS

     The undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 8, 1999, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and Bank of America National Trust and Savings Association ("Creditor") and reaffirms its obligations under that certain Continuing Guaranty (the "Guaranty") dated as of November 21, 1997, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty remains in full force and effect and the Guaranty is hereby ratified and confirmed.

     Dated as of April 8, 1999.

                              CLIMACHEM, INC.



                              By: /s/ Tony M. Shelby
                                  ____________________________
                                  Tony M. Shelby, Vice President






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

                   CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 8, 1999, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and Bank of America National Trust and Savings Association ("Creditor") and each reaffirms its obligations under that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of November 21, 1997, and acknowledges and agrees that such Guaranty remains in full force and effect and each Guaranty is hereby ratified and confirmed.

     Dated as of April 8, 1999.

                              LSB INDUSTRIES, INC.
                              LSB CHEMICAL CORP.
                              SUMMIT MACHINE TOOL MANUFACTURING
                                   CORP.
                              MOREY MACHINERY MANUFACTURING
                                   CORPORATION
                              CHP CORPORATION
                              KOAX CORP.
                              APR CORPORATION
                              CLIMATE MATE, INC.
                              THE ENVIRONMENTAL GROUP, INC.
                              UNIVERSAL TECH CORPORATION


                              By:  /s/ Tony M. Shelby
                                 ___________________________________
                                   Tony M. Shelby, Vice President
                                   acting on behalf of each of
                                   the above


                              L&S AUTOMOTIVE PRODUCTS CO.
                              L&S BEARING CO.
                              INTERNATIONAL BEARINGS, INC.
                              LSB EXTRUSION CO.
                              ROTEX CORPORATION
                              TRIBONETICS CORPORATION



                              By: /s/ David R. Goss
                                 _________________________________
                                   David R. Goss, Vice Chairman
                                   acting on behalf of each of
                                   the above



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